
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                        $118,978
<SECURITIES>                                  $  3,895
<RECEIVABLES>                                $ 104,396
<ALLOWANCES>                                $ (22,278)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 206,335<F1>
<PP&E>                                     $ 3,943,616
<DEPRECIATION>                             $ (571,153)
<TOTAL-ASSETS>                             $ 3,756,406
<CURRENT-LIABILITIES>                        $ 357,202<F2>
<BONDS>                                    $ 2,771,250
<COMMON>                                         $ 668
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 41
<OTHER-SE>                                   $ 364,341
<TOTAL-LIABILITY-AND-EQUITY>               $ 3,756,406
<SALES>                                      $ 211,041
<TOTAL-REVENUES>                             $ 211,041
<CGS>                                                0
<TOTAL-COSTS>                                $ 139,534
<OTHER-EXPENSES>                               $     0
<LOSS-PROVISION>                               $   897
<INTEREST-EXPENSE>                           $  54,322
<INCOME-PRETAX>                                $16,288
<INCOME-TAX>                                   $ 7,878
<INCOME-CONTINUING>                            $ 8,410
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              $ (2,129)
<CHANGES>                                            0
<NET-INCOME>                                   $ 6,281
<EPS-PRIMARY>                                  $   .08
<EPS-DILUTED>                                  $   .10

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

